Exhibit 3.1

GTT COMMUNICATIONS, INC.

AMENDED AND RESTATED BY-LAWS

i

ii

AMENDED AND RESTATED BY-LAWS
OF
GTT COMMUNICATIONS, INC.

AMENDED AND RESTATED AS OF APRIL 16, 2019

ARTICLE I
OFFICES

Section 1.01.            DELAWARE REGISTERED OFFICE.  The registered office of the Corporation in the State of Delaware shall be fixed in the Corporation’s Certificate of Incorporation as the same may be amended from time to time.

Section 1.02.            OTHER OFFICES.  The Corporation may have an office or offices at such other places as the Board of Directors may from time to time determine.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.01.            ANNUAL MEETING.  The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before said meeting shall be held on such date and at such hour and place, within or without the State of Delaware, as shall be fixed by the Board of Directors with respect to each such meeting and as shall be stated in the notice thereof.

Section 2.02.            SPECIAL MEETINGS.  Special meetings of stockholders, for any purpose or purposes may, except as otherwise prescribed by law or in the Certificate of Incorporation, be called at any time by the Chief Executive Officer, by the President or by the Board of Directors to be held on such date and at such hour and place, within or without the State of Delaware, as shall be stated in the notice thereof, and the Chief Executive Officer, the President or the Secretary shall call such a meeting whenever stockholders, holding not less than a majority of all of the outstanding stock of the Corporation entitled to vote at such meeting, shall make written application therefor, stating the purpose or purposes of the meeting applied for, which application shall be filed with the office of the Secretary.  The Board of Directors, by the vote of a majority of the directors then serving, may postpone or reschedule any previously scheduled special meeting of stockholders.

Section 2.03.            PARTICIPATION IN MEETING BY REMOTE COMMUNICATION.  The Board of Directors, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), and any other applicable law for the participation by stockholders and proxy holders in a meeting of stockholders by means of remote communication, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication.  Stockholders and proxy holders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 2.04.            NOTICE OF MEETINGS; WAIVER OF NOTICE.

(a)           The Secretary or any Assistant Secretary shall cause notice of each meeting of stockholders to be given in writing in a manner permitted by the DGCL not less than 10 nor more than 60 days prior to the meeting, to each stockholder of record entitled to vote at such meeting, subject to such exclusions as are then permitted by the DGCL.  The notice shall specify (i) the place, if any, date and time of such meeting of the stockholders, (ii) the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, (iii) in the case of a special meeting, the purpose or purposes for which such meeting is called and (iv) such other information as may be required by law or as may be deemed appropriate by the Board of Directors, the Chief Executive Officer, the President or the Secretary.  If the stockholder list referred to in Section 2.09 of these By-laws is made accessible on an electronic network, or if a stockholder meeting is to be held solely by means of remote communication, the notice of such meeting must provide the information required to access such stockholder list.

(b)           A written waiver of notice of meeting signed by a stockholder or a waiver by electronic transmission by a stockholder, whether given before or after the meeting, is deemed equivalent to notice.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a waiver of notice.  The attendance of any stockholder at a meeting of stockholders is a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 2.05.            QUORUM AND ADJOURNMENTS.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be required to and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation or these By-laws.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, by a majority in voting power thereof, shall have power to adjourn the meeting from time to time, until a quorum shall be present or represented.  In addition, any meeting of the stockholders may be adjourned by the chairperson of the meeting or by the stockholders entitled to vote thereat, present in person or by proxy, by a majority in voting power thereof.  At such adjourned meeting any business may be transacted which might have been transacted at the original meeting.  If any meeting of stockholders is adjourned to reconvene either at a later time on the same date or at a later date, no notice need be given other than announcement at the meeting, provided that if any adjournment, whether a quorum is present or not, is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.06.            VOTING.  Except as otherwise provided by law or the Certificate of Incorporation, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each such share outstanding in his or her name on the books of the Corporation at the close of business on the record date for such vote.  If no record date has been fixed for a meeting of stockholders, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote (unless otherwise provided by law or the Certificate of Incorporation) for each such share of stock outstanding in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  Except as otherwise required by law, the Certificate of Incorporation, these By-Laws, the rules and regulations of any stock exchange applicable to the Corporation or pursuant to any other rule or regulation applicable to the Corporation or its stockholders, the vote of a majority of the shares entitled to vote at a meeting of stockholders on the subject matter in question represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

Section 2.07.            ORGANIZATION.  Each meeting of stockholders shall be presided over by the Chief Executive Officer or, in his or her absence, by the President, or in the absence of both, by such officer or director as shall be designated by the Board of Directors.  The Secretary, or in his or her absence an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary any person designated by the person presiding at the meeting, shall act as secretary of the meeting.

Section 2.08.            PROXIES.  At any meeting of stockholders or whenever the stockholders express consent or dissent to corporate action in writing without a meeting, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting or in a written expression of such consent or dissent may exercise such voting right either in person or by proxy.  A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing an electronic transmission setting forth an authorization to act as proxy to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent.  No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period.  Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and such irrevocability is permitted by applicable law.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by executing an instrument in writing revoking the proxy or by executing another duly executed proxy bearing a later date.  Proxies by electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.  Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this Section 2.08 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.  All questions regarding the qualification of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by one or more inspectors of election who shall be appointed by the Board of Directors or, if not so appointed, then by the presiding officer of the meeting.  Except as otherwise expressly required by statute, the vote on any question need not be by written ballot.

Section 2.09.            VOTING LIST OF STOCKHOLDERS.  The officer who shall have charge of the stock ledger of the Corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each such stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, prior to and during the meeting in the manner required by the DGCL and other applicable law.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders referred to above or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.10.            CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.  Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Evidence of such consent in writing shall be delivered to the Secretary of the Corporation for filing with the minutes of proceedings of stockholders of the Corporation.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.11.            NOTICE OF STOCKHOLDER NOMINATIONS AND BUSINESS.

(a)           Annual Meetings of Stockholders.  (i)  Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) as specified in the Corporation’s notice of the meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or a committee appointed by the Board of Directors for such purpose, or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures and other provisions set forth in this Section 2.11(a) as to such nominations or other business and who was a stockholder of record at the time of the giving of the stockholder’s notice required in this Section 2.11(a) to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the meeting.  For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors or propose business to be considered (other than business properly brought under and in compliance with Rule 14a-8 (or any successor thereof) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s proxy statement that has been prepared to solicit proxies for such annual meeting) at an annual meeting of stockholders.

(ii)           For any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to subclause (C) of Section 2.11(a)(i), (x) the stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the Corporation, (y) the stockholder must provide to the Secretary of the Corporation any updates or supplements to such notice at the times and in the forms specified in this Section 2.11(a) and (z) any such proposed business other than nominations must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation; provided further that with respect to the Corporation’s 2019 annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the 20th day following the day on which public announcement of the Corporation’s adoption of these By-laws is first made by the Corporation.  To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.11(a)(ii) or Section 2.11(b)) shall set forth:

(A)          as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director, (1) all information relating to such person that would be required to be disclosed in a proxy statement or any other filings required to be made in connection with solicitations of proxies for the election of such person as a director in a contested election pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (2) such person’s written consent and statement of intent to serve for the entire term as a director if elected, (3) a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person (as defined in Section 2.11(c)(vi)), any Associated Person (as defined in Section 2.11(c)(vii)) thereof, or any other person or persons (including their names) acting in concert therewith, on the one hand, and each proposed nominee or any of his or her respective “affiliates” and “associates” (each within the meaning of Rule 12b-2 under the Exchange Act), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act if the Proposing Person, Associated Person thereof, or any other person or persons acting in concert therewith were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (4) all information with respect to such person that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.11 if such person (x) was a stockholder or beneficial owner on whose behalf the nomination was made and (y) was submitting a notice providing for the nomination of a person or persons for election as a director or directors of the Corporation in accordance with this Section 2.11 and (5) a signed statement from such person that, if elected as a director, he or she would tender, promptly following his or her election, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which he or she would face reelection and upon acceptance of such resignation by the Board of Directors, in accordance with the policies and procedures adopted by the Nominating and Governance

Committee for such purpose pursuant to Section 3.03 of these By-laws and the Corporation’s Corporate Governance Guidelines;

(B)          if the stockholder’s notice relates to any business other than the nomination of a director or directors that the stockholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting (including the text of any resolution proposed for consideration and if such business includes proposed amendments to the Certificate of Incorporation or By-laws, the text of the proposed amendments), the reasons for conducting such business at the meeting and any material interest in such business of any Proposing Person or Associated Person thereof and (2) a description of all agreements, arrangements and understandings between any Proposing Person or Associated Person thereof and any other person or persons (including their names) in connection with the proposal of such business;

(C)          as to each Proposing Person, (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books), (2) the class or series and number of shares of the Corporation which are, directly or indirectly, “beneficially owned” (within the meaning of Rule 13d-3 under the Exchange Act) (provided that a person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future) and owned of record by such Proposing Person or any Associated Person thereof, (3) the class or series, if any, and number of options, warrants, puts, calls, convertible securities, stock appreciation rights or similar rights, commitments or obligations with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not such instrument, right, commitment or obligation shall be subject to settlement in the underlying class or series of shares or other securities of the Corporation (each, a “Derivative Instrument”) that are, directly or indirectly, beneficially owned by such Proposing Person or any Associated Person thereof, (4) a description of all agreements, arrangements, understandings or relationships, including any repurchase or similar so-called “stock borrowing” agreement or arrangement and any short interest, engaged in, directly or indirectly, by such Proposing Person or any Associated Person thereof, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of capital stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person or any Associated Person thereof with respect to any class or series of shares or other securities of the Corporation, or that provide, directly or indirectly, the opportunity to profit from any decrease in the price or value of any class or series of capital stock or other securities of the Corporation, (5) a description of any other direct or indirect opportunity for such Proposing Person or any Associated Person thereof to profit or share in any profit (including any performance-based fees) derived from any increase or decrease in the value of any class or series of shares or other securities of the Corporation, (6) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such Proposing Person or any Associated Person thereof has a right to vote any shares or other securities of the Corporation, (7) a description of any rights to dividends on the shares of the Corporation owned beneficially by such Proposing Person or any Associated Person thereof that are separated or separable from the underlying shares of the Corporation, (8) a description of any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person or any Associated Person thereof is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, if any, (9) a description of all agreements, arrangements and understandings between any Proposing Person or Associated Person thereof and any other person or persons (including their names) in connection with or related to the ownership or voting of shares of the Corporation or Derivative Instruments, (10) a representation as to whether such Proposing Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination and (11) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal of other business and/or the election of directors in an election contest pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (whether or not such Proposing Person intends to deliver a proxy statement or conduct its own proxy solicitation); and

(D)          as to the stockholder giving the notice, a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination.

The notice and updating requirements of this Section 2.11(a) shall not apply to a stockholder with respect to (and only with respect to) business properly brought under Rule 14a-8 (or any successor thereof) if the stockholder has notified the Corporation of his, her or its intention to present a proposal with respect to such particular business at an annual meeting pursuant to and in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal with respect to such particular business has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.  The Corporation may also require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation, or that could be material to a stockholder’s understanding of the independence, or lack thereof, of such nominee.

(iii)          Notwithstanding anything in the second sentence of Section 2.11(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of

Directors at an annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice under this Section 2.11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(iv)          A stockholder providing notice of a proposed nomination or other business proposed to be brought before a meeting (whether given pursuant to Section 2.11(a) or Section 2.11(b)) shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

(b)           Special Meetings of Stockholders.  At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.  To be properly brought before a special meeting, proposals of business must be (x) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (y) otherwise properly brought before the special meeting by or at the direction of the Board of Directors or (z) specified in the Corporation’s notice of meeting (or any supplement thereto) given by the Corporation pursuant to a valid stockholder request for a special meeting of the stockholders in accordance with Section 2.02.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures and other provisions set forth in this Section 2.11(b) as to such nomination and who was a stockholder of record at the time of the giving of the stockholder’s notice required in this Section 2.11(b) to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the special meeting.  For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at a special meeting of stockholders.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors of the Corporation, any stockholder entitled to vote at such meeting may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation’s notice of meeting only if (x) the stockholder delivers notice in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than 120 days prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting, (y) such notice sets forth all of the information and other items that would have been required in a notice under Section 2.11(a)(ii) (including the information and other items specified in subclauses (A), (C) and (D) thereof) if the stockholder (or any beneficial owner on whose behalf the nomination is made) was proposing to nominate such person or persons, as the case may be, for election as a director at an annual meeting and (z) the stockholder provides to the Secretary of the Corporation any updates or supplements to such notice at the times and in the forms specified in Section 2.11(a)(iv).  With respect to a special meeting of stockholders requested by stockholders in accordance with Section 2.02, the request (i) shall be accompanied by documentary evidence that the stockholders requesting the special meeting own, as of the date of the request, a majority of all of the outstanding stock of the Corporation entitled to vote at such meeting and (ii) shall contain all of the information required by Section 2.11(a) to be disclosed pursuant to Section 2.11(a) as if the stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the request for the special meeting is being made were proposing business to be considered at an annual meeting of stockholders, provided that (1) all references to “Proposing Person” in Section 2.11(a) shall, for purposes of this Section 2.11(b), mean (x) the stockholders of record making the request for the special meeting and (y) any beneficial owner or beneficial owners, if different, on whose behalf the request for the special meeting is being made and (2) all references to “Associated Person” in Section 2.11(a) shall, for purposes of this Section 2.11(b), mean any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these By-laws) of a Proposing Person.  The stockholders of record and beneficial owners requesting the special meeting shall update the information required by this Section 2.11(b) at such times and in the manner contemplated by the By-laws as if the stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the request for the special meeting is being made were proposing business to be considered at an annual meeting of stockholders.

(c)           General.  (i)  Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the presiding officer of a meeting of stockholders shall have the power and duty (x) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.11 (including whether the Proposing Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with the representation required by clause (a)(ii)(C)(10) of this Section 2.11), and (y) if any proposed nomination or business was not made or proposed, as the case may be, in compliance with this Section 2.11, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(ii)           Notwithstanding anything to the contrary in this Section 2.11, if the stockholder (or a qualified representative of the stockholder) making a nomination or proposal of business under this Section 2.11 does not appear (in person or by proxy) at a meeting of stockholders to present such nomination or proposed business, the nomination shall be disregarded and the proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2.11, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iii)          For purposes of this Section 2.11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iv)          Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with any and all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.11; provided, however, that (except as explicitly provided in the penultimate sentence of Section 2.11(a)(ii)) any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to, and shall not, limit the separate and additional requirements set forth in these By-laws with respect to nominations or proposals as to any other business to be considered pursuant to this Section 2.11.  Nothing in this Section 2.11 shall be deemed to affect any rights of (x) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereof) under the Exchange Act or (y) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or of the relevant preferred stock certificate of designation.

(v)           In no event shall the announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice of a stockholder nomination or a stockholder proposal as described in this Section 2.11.

(vi)          For purposes of this Section 2.11, the term “Proposing Person” means (x) the stockholder providing the notice of a proposed nomination or other business proposed to be brought before a meeting and (y) any beneficial owner or beneficial owners on whose behalf the proposed nomination or other business proposed to be brought before a meeting is made.

(vii)         For purposes of this Section 2.11, the term “Associated Person” means, with respect to any Proposing Person, any “affiliate” or “associate” (each within the meaning of Rule 12b-2 under the Exchange Act) of such Proposing Person.

ARTICLE III
DIRECTORS

Section 3.01.                                   POWER AND DUTIES OF THE BOARD OF DIRECTORS.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The Board may adopt such rules and regulations for that purpose and for the conduct of its meetings as it may deem proper.  The Board shall exercise and shall be vested with the powers of the Corporation insofar as not inconsistent with law, the Certificate of Incorporation or these By-laws.

Section 3.02.                                   NUMBER AND QUALIFICATIONS.  The number of directors constituting the whole Board, which shall be defined as the total number of directors which the Corporation would have if there were no vacancies, shall be not more than ten or less than one.  The authorized number of directors, within the limits above specified, shall be determined by the affirmative vote of a majority of the directors then serving given at a regular or special meeting of the Board of Directors; provided that, if the number so determined is to be increased or decreased, notice of the proposed increase or decrease shall be included in the notice of such meeting unless all of the directors at the time in office are present at such meeting or those not present shall at any time waive or have waived notice thereof in writing or by Specified Transmission (as defined in Section 3.06); and provided further, that the number of directors which shall constitute the whole Board shall not be reduced to a number less than the number of directors then in office unless such reduction shall become effective only at and after the next meeting of stockholders for the election of directors or upon the resignation of an incumbent director. Directors need not be stockholders of the Corporation.

Section 3.03.                                   ELECTION AND TERM.  At each meeting of the stockholders for the election of directors, provided a quorum is present, each director subject to election shall be elected by a majority of the votes validly cast with respect to that director in such election, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at such meeting and entitled to vote on the election of directors.  For purposes of this Section 3.03, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director (with “abstentions” and “broker non-votes,” if applicable, not counted as a vote “for” or “against” that director’s election).  The Corporation’s policy with respect to incumbent directors who fail to obtain a majority of the votes cast shall be established from time to time by the Board and set forth in the Corporation’s Corporate Governance Guidelines.  Each director shall hold office until a successor is duly elected and qualified, subject to the provisions of Article V hereof.

Section 3.04.                                   REGULAR MEETINGS; NOTICE.  Regular meetings of the Board of Directors shall be held at such time and place, either within or outside of the State of Delaware, as may be determined by resolution of the Board.  No notice of a regular meeting need be given (any practice or custom to the contrary notwithstanding) and any business may be transacted at a regular meeting, held as aforesaid, subject only to the requirements of Section 3.02.

Section 3.05.                                   SPECIAL MEETINGS.  Special meetings of the Board of Directors may, unless otherwise expressly provided by law, be called from time to time by the Chief

Executive Officer, by the President, or by any two or more directors.  Each special meeting of the Board shall be held at such time and place, either within or outside of the State or Delaware, as shall be designated in the notice of such meeting.

Section 3.06.                                   NOTICE OF SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called on 24 hours’ notice, if such notice is sent by facsimile, by email or by any other form of electronic transmission approved by such director (each, a “Specified Transmission”), to each director, or delivered to him or her personally, or on five days’ notice, if notice is mailed to each director, addressed to him or her at his or her usual place of business or other designated address.  Notice of any special meeting need not be given to any director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice (including by Specified Transmission), whether before or after such meeting.  Any business may be conducted at a special meeting.

Section 3.07.                                   QUORUM.  A majority of the total number of directors at the time in office but in no event less than one-third of that total number or less than two directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, except that when a Board of one director is authorized pursuant to the Certificate of Incorporation or these By-laws, then one director shall constitute a quorum.  If less than a quorum be present at a meeting, the directors present may adjourn the meeting and the meeting may be held as adjourned without further notice.  If a quorum be present at a meeting and the meeting is adjourned to reconvene either at a later time on the same date or at a later date, no notice need be given other than announcement at the meeting. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, when a quorum is present at any meeting of the Board of Directors, a majority of the directors present at such meeting shall decide any question brought before such meeting and the action of such majority shall be deemed to be the action of the Board.

Section 3.08.                                   REGULATIONS; MANNER OF ACTING.  To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate.  In addition to the election of the Chairman of the Board, the Board may elect one or more vice-chairpersons or lead directors to perform such other duties as may be designated by the Board.

Section 3.09.                                   COMPENSATION OF DIRECTORS.  The Board or a duly authorized committee may, from time to time in its discretion, by resolution or resolutions passed by a majority of the directors then serving or of such committee, fix the amounts which shall be payable to the members thereof for their services in such capacity and provide for the reimbursement of the reasonable expenses of such members, all of which shall be in addition to any fees, salaries or other compensation which may be paid or payable to such members in any other capacity. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Section 3.10.                                   COMMITTEES.  The Board of Directors may, by resolution or resolutions adopted by a majority of the directors then serving, designate one or more committees.  Each committee shall consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in said resolution or resolutions, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters:  (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing the By-Laws of the Corporation.  The committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.  The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

Section 3.11.                                   WRITTEN CONSENTS.  Any action required or permitted to be taken at any meeting of the Board of Directors or by any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by Specified Transmission and the writing or writings or Specified Transmission or Specified Transmissions are filed with the minutes of proceedings of the Board or committee.

Section 3.12.                                   CONFERENCE TELEPHONE MEETINGS.  Members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at such meeting.

ARTICLE IV
OFFICERS

Section 4.01.                                   NUMBER AND ELECTION.  The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President and a Secretary.  The Board of Directors may also elect one or more Vice Presidents, including Executive Vice Presidents and Senior Vice Presidents, a Chief Financial Officer, a Controller, one or more Assistant Controllers, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers.  Any number of offices may be held by the same person.  The Chairman of the Board (whether or not an officer) shall be a director, but no other officer need be a director.  The Board of Directors may determine that the Chairman of the Board will not be an officer of the Corporation.  While certain employees of the Corporation have the employment title of Vice President, only those persons designated as Vice Presidents by the Board hold such positions as officers of the Corporation.

Section 4.02.                                   APPOINTMENT OF OFFICERS.  The officers shall be appointed by the Board of Directors.  Each officer shall hold office until his or her successor shall have been duly elected and qualified, subject to the provisions of Article V hereof.

Section 4.03.                                   OTHER OFFICERS.  The Board of Directors may also appoint such other officers and agents as it may deem necessary for the transaction of the business of the Corporation.  Such officers and agents shall have such authority and perform such duties as shall be determined from time to time by the Board.

Section 4.04.                                   CHAIRMAN OF THE BOARD.  The Chairman of the Board shall preside at all meetings of the Board of Directors at which he or she is present.

Section 4.05.                                   CHIEF EXECUTIVE OFFICER.  Subject to such supervisory powers, if any, as the Board may give to the Chairman of the Board, the Chief Executive Officer shall have general supervision, direction, and control of the business and affairs of the Corporation and shall report directly to the Board.  All other officers, officials, employees and agents shall report directly or indirectly to the Chief Executive Officer.  The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect.

Section 4.06.                                   PRESIDENT.  In the absence or inability of the Chief Executive Officer, the President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The President shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer or as may be prescribed by these By-laws.

Section 4.07.                                   VICE PRESIDENTS.  In the absence or inability to act of the President, any Vice President designated by the Board of Directors shall perform all the duties and may exercise all the powers of the President.  Each Vice President shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President or as may be prescribed by these By-laws.

Section 4.08.                                   CHIEF FINANCIAL OFFICER.  Except as otherwise determined by the Board of Directors, the Chief Financial Officer shall be the chief financial officer of the Corporation and shall perform, in general, all duties incident to the office of chief financial officer and such other duties as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President or as may be prescribed by these By-laws.

Section 4.09.                                   CONTROLLER.  The Controller shall have responsibility for the accounting procedures and practices of the Corporation and shall keep or cause to be kept at the principal office of the Corporation, and shall be responsible for the keeping of, correct financial records of the business and transactions of the Corporation and at all reasonable times shall exhibit such records to any of the directors of the Corporation upon application at the office of the Corporation where such records are kept.  He or she shall also perform all the duties incident to the office of controller and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer.

Section 4.10.                                   ASSISTANT CONTROLLERS.  In the absence of the Controller, or in case of his or her inability to act, an Assistant Controller designated by the Chief Executive Officer or by the Board of Directors shall perform all the duties of the Controller and, when so acting, shall have all the powers of the Controller.  The Assistant Controllers shall perform such other duties as from time to time shall be assigned to them by the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or the Controller.

Section 4.11.                                   SECRETARY.  The Secretary shall have the duty to record or cause to be recorded in books kept for that purpose the proceedings of the meetings of the Corporation including those of the stockholders, the Board of Directors and all committees designated by the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; shall be custodian of the records (other than those financial records kept by the Chief Financial Officer or the Controller) and of the seal of the Corporation; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, except for any of the same kept by the Chief Financial Officer or the Controller; and in general, the Secretary shall perform all duties incident to the office of secretary and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

Section 4.12.                                   ASSISTANT SECRETARIES.  In the absence of the Secretary, or in case of his or her inability to act, an Assistant Secretary designated by the Chief Executive Officer or the Board of Directors shall perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary.  The Assistant Secretaries shall perform such other duties as from time to time shall be assigned to them by the Board of Directors, the Chief Executive Officer, the President or the Secretary.

Section 4.13.                                   TREASURER.  The Treasurer shall give such bond with such surety or sureties for the faithful performance of his or her duties as the Board of Directors may require. He or she shall have charge and custody of and be responsible for all funds and securities of the Corporation, deposit all such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected by the Board of Directors or an officer authorized by the Board and have supervision over all receipts and disbursements of the Corporation and, in the absence of a Controller, have general responsibility for its accounting procedures and practices; at all reasonable times exhibit the books of account and records to any of the directors of the Corporation upon application during business hours at the place where such books and records are kept; receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever; and in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer.

Section 4.14.                                   ASSISTANT TREASURERS.  Each of the Assistant Treasurers shall give such bond for the faithful performance of his or her duties as the Board of Directors may require.  In the absence of the Treasurer, or in case of his or her inability to act, an Assistant Treasurer designated by the Chief Executive Officer or the Board of Directors shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of the Treasurer.  The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer.

Section 4.15.                                   BONDS.  The Board of Directors shall have the power to require any officer or agent of the Corporation to give a bond for the faithful discharge of his or her duties in such form and in such amount and with such surety or sureties as the Board may deem advisable.

ARTICLE V
RESIGNATIONS AND REMOVALS

Section 5.01.                                   RESIGNATIONS.  Any director, officer or agent of the Corporation may resign at any time by giving written notice (including by Specified Transmission) to the Board of Directors or to the Chief Executive Officer or Secretary of the Corporation, and any member of any committee may resign at any time by giving notice either as aforesaid or to the committee of which he or she is a member or to the chairman thereof.  Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Section 5.02.                                   REMOVALS.  The holders of a majority of the shares entitled to vote at an election of directors may remove any director or the entire Board of Directors, with or without cause, and may elect his, her or their successors.  The Board of Directors by vote of not less than a majority of the directors then serving may remove from office any officer, employee, agent or member of any committee, elected or appointed by it.  In the event of the death of any director or officer, such director or officer will be deemed removed from all offices held by him or her, without the need for any further action by the Board of Directors or any other person.

ARTICLE VI
VACANCIES

Section 6.01.                                   AMONG DIRECTORS.  Except as otherwise provided in the Certificate of Incorporation, any vacancy on the Board of Directors that results from the death, disability, resignation, disqualification or removal of any director or from an increase in the number of directors constituting the whole Board or any other cause, shall be filled solely by a majority of the directors then in office, even if less than a quorum, or the sole remaining director.  Notwithstanding the foregoing, any vacancy on the Board of Directors that results from the removal of a director in accordance with the DGCL and Section 5.02 may be filled by the stockholders at a special meeting of the stockholders called in accordance with the provisions of these By-laws.  A director elected to fill a vacancy or newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her successor is duly elected and qualified, subject to the provisions of Article V hereof.

Section 6.02.                                   AMONG OFFICERS, ETC.  If the office of the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary or the Treasurer, or of any other officer or agent or member of any committee, becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, such vacancy or vacancies shall be filled by the Board of Directors or as authorized by it.

ARTICLE VII
NOTICES

Section 7.01.                                   MANNER OF GIVING.  Whenever under the provisions of the laws of the State of Delaware, the Certificate of Incorporation or these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice (x) may be given by mail, addressed to director or stockholder at such address as appears on the books or in the records of the Corporation, and such notice shall be deemed to be given at the time when the same is thus mailed or (y) may be given by any other method authorized by law, the Certificate of Incorporation or these By-laws.  Without limitation of the foregoing, notices to stockholders may be given by a method of electronic transmission consented to by the stockholder to whom the notice is given, and all such notices given to stockholders by a form of electronic transmission shall be deemed to have been given (a) when directed to a number at which the stockholder has consented to receive notice (if by facsimile communication), (b) when directed to an electronic mail address at which the stockholder has consented to receive notice (if by electronic mail), (c) upon the later of (i) the posting of the notice on an electronic network and (ii) the giving of a separate notice of such posting to the stockholder (if by posting on an electronic network together with a separate notice to the stockholder of such specific posting), or (d) when directed to the stockholder (if by any other form of electronic transmission).

Section 7.02.                                   WAIVER OF NOTICE.  Whenever under the provisions of the laws of the State of Delaware, the Certificate of Incorporation or these By-laws, the stockholders, directors or members of a committee of directors are authorized to hold any meeting or take any action after notice or after the lapse of any prescribed period of time, a waiver thereof, in writing or by electronic transmission, signed by the person or persons entitled to such notice or lapse of time, whether before or after the time of meeting or action stated therein, shall be deemed equivalent thereto.  The presence at any meeting of a person or persons entitled to notice thereof shall be deemed a waiver of such notice as to such person or persons, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.03.                                   ELECTRONIC TRANSMISSION.  “Electronic transmission”, as used in these By-laws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process.

ARTICLE VIII
CAPITAL STOCK

Section 8.01.                                   FORM AND ISSUANCE.  (a) Shares of any or all of the Corporation’s classes or series of stock may be evidenced by certificates for shares of stock, in such form as the Board shall prescribe, or may be issued in uncertificated form.  The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the Corporation.  Except as expressly provided by law, there shall be no differences in the rights and obligations of stockholders based on whether their shares are represented by certificates or are in uncertificated form.

(b) Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on a stock certificate pursuant to the DGCL or, with respect to Section 151 of the DGCL, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

(c) Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate, in such form as the Board shall prescribe, certifying the number and class of shares of stock of the Corporation owned by such holder.  Each such certificate shall be signed in the name of the Corporation by the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer clerk, transfer agent or registrar who shall have signed, or whose facsimile signature shall have been placed upon, any such certificate or certificates shall cease to be such officer, transfer clerk, transfer agent or registrar before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may be issued by the Corporation with the same effect as though such individual was an officer, transfer clerk, transfer agent or registrar at the date of issue.

Section 8.02.                                   TRANSFERS OF STOCK.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  The Board of Directors shall have power and authority to make such other rules and regulations or amendments thereto as they may deem expedient concerning the issue, registration and transfer of certificates of stock and may appoint transfer agents and registrars thereof.

Section 8.03.                                   LOST, STOLEN AND DESTROYED CERTIFICATES.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon satisfactory proof of that fact by the person claiming the certificate or certificates for shares to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, at its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to publicize the same in such manner as it shall require and/or to give the Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or the issuance of the new certificate or certificates.

Section 8.04.                                   FIXING OF RECORD DATE.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such other action, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.  If no record date is fixed by the Board of Directors, the record date shall be determined as provided by the laws of the State of Delaware.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE IX
NEGOTIABLE INSTRUMENTS, CONTRACTS, ETC.

Section 9.01.                                   SIGNATURES ON CHECKS, ETC.  All checks, drafts, bills of exchange, notes or other instruments or orders for the payment of money or evidences of indebtedness shall be signed for or in the name of the Corporation by such officer or officers or person or persons as the Board of Directors may from time to time designate by resolution.

Section 9.02.                                   EXECUTION OF CONTRACTS, DEEDS, ETC.  The Board of Directors may authorize any officer or officers or agent or agents, in the name of and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

ARTICLE X
CORPORATE SEAL

The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the word “Delaware”.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced in any manner whatsoever.

ARTICLE XI
FISCAL YEAR

The fiscal year of the Corporation shall be determined by the Board of Directors.

ARTICLE XII
VOTING OF STOCK HELD

Unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer, the President or any other officer designated by the Chief Executive Officer or the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the

Corporation may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations or associations, or to consent in writing to any action by any such other corporation or association, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he or she may deem necessary or proper in the premises; or any such officer may himself or herself attend any meeting of the holders of stock or other securities of any such other corporation or association and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation or association, or may consent in writing to any action by any such other corporation or association.

ARTICLE XIII
INDEMNIFICATION OF OFFICERS, DIRECTORS,
EMPLOYEES AND AGENTS; INSURANCE

Section 13.01.                            INDEMNIFICATION.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by law as it presently exists or hereafter may be amended (but, in the case of any amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any director or officer of the Corporation who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of which he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation, or had agreed to serve as a director, officer, employee or agent of the Corporation, or is or was serving or had agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity as a director, officer, employee or agent or alleged action or omission in any other capacity while serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all cost, expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person or on his or her behalf in connection with such proceeding.  The foregoing right to indemnification shall continue as to a person who has ceased to be a director or officer.

Section 13.02.                            INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES FOR A SUCCESSFUL PARTY.  Notwithstanding the other provisions of this Article XIII, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Section 13.01, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 13.03.                            ADVANCEMENT OF COSTS, CHARGES AND EXPENSES.  Cost, charges and expenses (including attorneys’ fees) incurred by a person referred to in Section 13.01, in defending a civil or criminal action, suit or proceeding (including investigations by any government agency and all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that, if the DGCL so requires, the payment of such costs, charges and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article XIII or otherwise.  No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient’s financial ability to make repayment.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet any standard of conduct for indemnification imposed by the DGCL.  The Board of Directors may, in the manner set forth above, and subject to the approval of such director or officer, authorize the Corporation’s counsel to represent such person in any action, suit or proceeding, whether or not the Corporation is party to such action, suit or proceeding.

Section 13.04.                            PROCEDURE FOR INDEMNIFICATION.  Any indemnification under Section 13.01 or advancement of costs, charges and expenses under Section 13.03, shall be made promptly, and in any event within 60 days, upon the written request by the director or officer directed to the Secretary of the Corporation.  The right to indemnification or advances as granted by this Article XIII shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days.  Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of costs, charges and expenses under Section 13.03 where the required undertaking, if any, has been delivered to the Corporation) that the claimant has not met the standard of conduct, if any, set forth in the DGCL, but the burden of proving that such standard of conduct has not been met shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct, if any, set forth in the DGCL, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met the applicable standard of conduct, shall be a defense or create a presumption that the claimant has not met the applicable standard of conduct.

Section 13.05.                            OTHER RIGHTS; CONTINUATION OF RIGHTS OF INDEMNIFICATION.  The indemnification provided by this Article XIII, shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, heirs, executors and administrators of such person.  All rights to indemnification under this Article XIII shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves or served in such capacity at any time while this Article XIII is in effect.  No amendment or repeal of this Article XIII or of any relevant provisions of the DGCL or any other applicable laws shall adversely affect or deny to any director or officer any rights to indemnification which such person may have, or change or release any costs, charges, expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement which arise out of an action, suit or proceeding based in whole or substantial part on any act or failure to act, actual or alleged, which takes place before or while this Article XIII is in effect.  In such cases, the provisions of this Section 13.05 shall apply to any such action, suit or proceeding commenced after any amendment or repeal of this Article XIII.  The right to indemnification and advancement of expenses conferred on any person by this Article XIII shall not limit the Corporation from providing any other indemnification permitted by law.

Section 13.06.                            SAVING CLAUSE.  If this Article XIII or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to costs, charges and expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article XIII that shall not have been invalidated and to the full extent permitted by applicable law.

Section 13.07.                            INDEMNIFICATION OF OTHER PERSONS.  If authorized by the Board of Directors, the Corporation may indemnify and advance expenses to any other person whom it has the power to indemnify under Section 145 of the DGCL to the fullest extent permitted by such statute.

Section 13.08.                            INSURANCE.  The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person pursuant to the DGCL.

ARTICLE XIV
EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the

Certificate of Incorporation or these By-Laws (as any of the same may be amended from time to time), or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be the Delaware Court of Chancery, to the fullest extent permitted by law (or, if the Delaware Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware).

ARTICLE XV
AMENDMENTS

These By-laws shall be subject to amendment or repeal, and new By-laws may be adopted, either

(a)                                 by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote, given at an annual meeting or at any special meeting of such stockholders, or without any such meeting of stockholders, by a written consent of stockholders in accordance with Section 2.10, or

(b)                                 by the affirmative vote of a majority of the directors then serving.